EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-140234 and File No. 333-161700) and Form S-8 (File No. 333-147458, File No. 333-145795, File No. 333-159927 and File No. 333-167454) of Wireless Ronin Technologies, Inc. of our report dated March 22, 2011, which appears on page F-2 of this annual report on Form 10-K for the year ended December 31, 2010.
/s/ BAKER TILLY VIRCHOW KRAUSE, LLP
Minneapolis, Minnesota
March 22, 2011